AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                              TECHE HOLDING COMPANY

                                       AND

                        ST. LANDRY FINANCIAL CORPORATION

                            DATED AS OF MARCH 4, 2004



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                          AGREEMENT AND PLAN OF MERGER
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----



ARTICLE I     DEFINITIONS.....................................................1


ARTICLE II    THE MERGER
2.1      The Corporate Merger.................................................7
2.2      Effective Time; Closing..............................................8
2.3      Treatment of Capital Stock...........................................8
2.4      Shareholder Rights; Stock Transfers..................................8
2.5      Options..............................................................8
2.6      Exchange Procedures..................................................9
2.7      Dissenting Shares...................................................10
2.8      Liquidation and Bank Merger.........................................11
2.9      Additional Actions..................................................11

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF SELLER
3.1      Capital Structure...................................................12
3.2      Organization, Standing and Authority of Seller......................12
3.3      Ownership of Seller Subsidiaries....................................12
3.4      Organization, Standing and Authority of Seller Subsidiaries.........13
3.5      Authorized and Effective Agreement..................................13
3.6      Securities Documents and Regulatory Reports.........................14
3.7      Financial Statements................................................14
3.8      Material Adverse Change.............................................15
3.9      Environmental Matters...............................................15
3.10     Tax Matters.........................................................16
3.11     Legal Proceedings...................................................17
3.12     Compliance with Laws................................................17
3.13     Certain Information.................................................18
3.14     Employee Benefit Plans..............................................18
3.15     Certain Contracts...................................................20
3.16     Brokers and Finders.................................................21
3.17     Insurance...........................................................21
3.18     Properties..........................................................21
3.19     Labor...............................................................21
3.20     Allowance for Loan Losses...........................................21
3.21     Registration Obligation.............................................22
3.22     Material Interests of Certain Persons...............................22
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3.23 Fairness Opinion........................................................22
3.24 Trust Administration....................................................22
3.25 No Undisclosed Liabilities..............................................22
3.26 Loan Portfolio..........................................................23
3.27 Investment Portfolio....................................................23
3.28 Interest Rate Risk Management Instruments...............................23
3.29 Interim Events..........................................................24
3.30 Indemnification.........................................................24
3.31 Disclosures.............................................................24

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF BUYER
4.1  Organization, Standing and Authority of Buyer...........................24
4.2  Authorized and Effective Agreement......................................24
4.3  Legal Proceedings.......................................................25
4.4  Financial Resources.....................................................25
4.5  Certain Information.....................................................25
4.6  Disclosures.............................................................26

ARTICLE V             COVENANTS
5.1  Reasonable Best Efforts.................................................26
5.2  Shareholders Meeting....................................................26
5.3  Regulatory Matters......................................................26
5.4  Investigation and Confidentiality.......................................27
5.5  Press Releases..........................................................28
5.6  Business of the Parties.................................................28
5.7  Certain Actions.........................................................31
5.8  Current Information.....................................................32
5.9  Indemnification; Insurance..............................................32
5.10 Early Completion of Bank Merger.........................................33
5.11 Employees and Employee Benefit Plans....................................33
5.12 Organization of Merger Sub..............................................35
5.13 Conforming Entries......................................................35
5.14 Integration of Policies.................................................36
5.15 Disclosure Supplements..................................................36
5.16 Failure to Fulfill Conditions...........................................36
5.17 Environmental Reports...................................................37
5.18 Voting Agreements.......................................................37
5.19 Advisory Board of Directors.............................................37

ARTICLE VI            CONDITIONS PRECEDENT
6.1  Conditions Precedent - The Parties......................................37
6.2  Conditions Precedent - Seller...........................................38
6.3  Conditions Precedent - Buyer............................................39

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ARTICLE VII           TERMINATION, WAIVER AND AMENDMENT
7.1  Termination.............................................................39
7.2  Effect of Termination...................................................40
7.3  Survival of Representations, Warranties and Covenants...................40
7.4  Waiver..................................................................41
7.5  Amendment or Supplement.................................................41
7.6  Specific Performance....................................................41
7.7  Termination Fee.........................................................41

ARTICLE VIII          MISCELLANEOUS
8.1  Expenses.  .............................................................42
8.2  Entire Agreement........................................................42
8.3  No Assignment...........................................................42
8.4  Notices.................................................................42
8.5  Alternative Structure...................................................43
8.6  Interpretation..........................................................43
8.7  Counterparts............................................................43
8.8  Governing Law...........................................................43
8.9  Severability............................................................44



Appendix A    Plan of Merger relating to the Corporate Merger
Appendix B    Plan of Merger relating to the Liquidation
Appendix C    Plan of Merger relating to the Bank Merger
Appendix D    Voting Agreement


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                          AGREEMENT AND PLAN OF MERGER

         WHEREAS, the Boards of Directors of the Parties (as such term is defined in Article I hereof) have determined to consummate certain business combination transactions subject to the terms and conditions set forth herein; and

         WHEREAS, as a material inducement for Buyer to enter into this Agreement, the executive officers and directors of Seller and their affiliates have entered into the Voting Agreement (as such term is defined in Article I hereof) pursuant to which they have agreed to vote all of the shares of Seller Common Stock owned, controlled or for which they possess voting power in favor of the Corporate Merger (as such term is defined in Article I herein) and the adoption of this Agreement; and

         NOW,   THEREFORE,   in  consideration  of  the  foregoing  and  of  the
representations, warranties, covenants and agreements of the Parties contained herein, the Parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

         "Acquisition Proposal" means a proposal to engage in, or a public announcement to engage in, or a filing with the SEC or any other Governmental Entity with respect to, any of the following: (a) a merger, consolidation or any similar transaction involving Seller or Seller Bank (other than the Transactions), (b) a purchase, lease or other acquisition of all or a substantial portion of the assets or deposits of Seller or Seller Bank, (c) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing more than 19.9% of the voting power of Seller, (d) a tender or exchange offer to acquire securities representing more than 19.9% of the voting power of Seller or (e) a proxy or consent solicitation made to the shareholders of Seller seeking proxies in opposition to this Agreement or the Corporate Merger.

         "Agreement" means this Agreement and Plan of Merger, as the same may be modified or amended in accordance with the terms hereof.

         "Bank Merger"  means the merger of Seller Bank into Buyer Bank.

         "BCLL" means the Business Corporation Law of Louisiana, as amended.

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         "Buyer"  means Teche Holding Company, a Louisiana corporation.

         "Buyer Bank" means Teche Federal Savings Bank, a federally chartered savings bank and a wholly owned subsidiary of Buyer.

         "Buyer Financial Statements" means the consolidated balance sheets (including related notes and schedules, if any) of Buyer as of September 30, 2003 and 2002 and the consolidated income statements and statements of changes in equity and cash flows (including related notes and schedules, if any) of Buyer for each of the three years ended September 30, 2003, 2002 and 2001, as filed by Buyer in its Securities Documents.

         "Buyer Proposal" has the meaning set forth in Section Section 5.7(b).

         "Cause" means termination because of the employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses).

         "Certificate"  means any certificate  which prior to the Effective Time
represented   shares  of  Seller  Common  Stock  other  than   certificates  for
Seller-Owned Shares.

         "Certificate of Merger" means the certificate of merger to be filed with the Delaware Secretary of State with respect to the Corporate Merger.

         "Closing" means the closing of the Corporate Merger at a time and place reasonably selected by Buyer following the satisfaction or waiver of all conditions to the Corporate Merger.

         "Closing Date" means the date on which the Closing occurs.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Corporate Merger" means the merger of Merger Sub into Seller, with Seller as the surviving corporation.

         "CRA" means the Community Reinvestment Act of 1977, as amended.

         "Dissenting Shares" means any shares of Seller Common Stock whose holder becomes entitled to fair value under the DGCL.

         "DGCL" means the Delaware General Corporation Law, as amended.

         "DOJ" means the United States Department of Justice.

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         "Effective  Time"  means the time of the filing of the  Certificate  of
Merger, or such later time as may be specified in the Certificate of Merger.

         "Environmental Claim" means any written notice from any Governmental Entity or third party alleging potential liability (including potential liability for investigatory costs, cleanup or remediation costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

         "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (a) the protection, preservation or restoration of human health or the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (b) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term "Environmental Law" includes, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.1101, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (ii) any common law (including common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" means an exchange agent designated by Buyer.

         "FDIA" means the Federal Deposit Insurance Act, as amended.

         "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

         "FHLB" shall mean the Federal Home Loan Bank of Dallas.

         "GAAP" means generally accepted accounting principles.

         "Governmental Entity" means any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

         "HOLA" means the Home Owners' Loan Act, as amended.

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         "Include" means "include without limitation."

         "Indemnified Parties" has the meaning set forth in Section 5.9(a).

         "Insider Loans" means loans from Seller or any Seller Subsidiary to any officer, director or employee of Seller, any Seller Subsidiary or any associate or related interest of any such person.

         "IRS" means the Internal Revenue Service or any successor thereto.

         "Liquidation" means the liquidation and dissolution of Seller pursuant to which all of the assets and liabilities of Seller shall be transferred to Buyer.

         "Loan Property" means any property owned by Seller, Seller Bank or any of their subsidiaries, or in which Seller, Seller Bank or any of their subsidiaries holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         "MAE Qualification" shall mean except for any failures, non-compliances, facts, events or circumstances, which when aggregated with all other failures, non-compliances, facts, events or circumstances would not have a Material Adverse Effect.

         "Material Adverse Effect" means, (a) in the case of Seller, any effect that is material and adverse to the condition (financial or otherwise), results of operations or business of Seller and its Subsidiaries, taken as a whole, or that materially impairs the ability of Seller or Seller Bank to consummate any of the Transactions, provided, however, that a Material Adverse Effect shall not be deemed to include the impact of (i) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings institution industries, (ii) changes in GAAP that are generally applicable to the banking or savings institution industries, (iii) expenses incurred in connection with this Agreement and the Transactions, (iv) actions or omissions of Seller or Seller Bank taken with the prior informed written consent of Buyer in contemplation of the Transactions or (v) changes attributable to or resulting from changes in general economic conditions generally affecting financial institutions, including changes in the prevailing level of interest rates; and
(b) in the case of Buyer, any effect that materially impairs the ability of Buyer to make payment at the Effective Time of the aggregate Merger Consideration or otherwise materially impairs the ability of Buyer to consummate any of the Transactions.

         "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

         "Merger Consideration" shall mean $27.00 in cash without interest for each share of Seller Common Stock outstanding immediately prior to the Effective Time (but excluding Dissenting Shares and Seller-Owned Shares).

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         "Merger  Sub" means a Delaware  corporation  to be organized as a first tier, transitory Subsidiary of Buyer.

         "Merger Sub Common Stock" means the common stock of Merger Sub.

         "NASD" means the National Association of Securities Dealers, Inc.

         "OTS" means the Office of Thrift Supervision of the U.S. Department of the Treasury or any successor thereto.

         "Parties" means Buyer and Seller.

         "Participation Facility" means any facility in which Seller, Seller Bank or any of their subsidiaries has engaged in Participation in the Management of such facility, and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility.

         "Party" means either Buyer or Seller.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Plan of Bank Merger" means the plan of merger to be entered into by Seller Bank and Buyer Bank to effectuate the Bank Merger.

         "Previously Disclosed" means disclosed in a disclosure schedule delivered prior to the date hereof by the disclosing Party to the other Party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

         "Proxy Statement" means the proxy statement to be delivered to shareholders of Seller in connection with the solicitation of their adoption of this Agreement.

         "Rights" means warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

         "SAIF" means the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

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         "Securities  Documents" means all reports,  offering  circulars,  proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

         "Securities Laws" means the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Seller" means St. Landry Financial Corporation, a Delaware corporation.

         "Seller Bank" means First Federal Savings & Loan Association of Opelousas, a federally chartered savings association and wholly owned subsidiary of Seller.

         "Seller Common Stock" means the common stock, par value $.01 per share, of Seller.

         "Seller   Defined   Benefit  Plan"  means  any  Seller   Employee  Plan
constituting a "defined benefit plan" within the meaning of Section 3(35) of ERISA.

         "Seller Employee Plans" means all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of Seller or any Seller Subsidiary, whether written or oral.

         "Seller ESOP" means the employee stock ownership plan of Seller, as in effect as of the date hereof.

         "Seller Financial Statements" means (a) the consolidated balance sheets (including related notes and schedules, if any) of Seller as of September 30, 2003 and 2002 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Seller for each of the three years ended September 30, 2003, 2002 and 2001, and (b) the consolidated balance sheets of Seller (including related notes and schedules, if any) and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Seller with respect to the periods ended subsequent to September 30, 2003.

         "Seller Options" means options to purchase shares of Seller Common Stock issued pursuant to Seller's 1995 Stock Option and Incentive Plan or pursuant to any other stock option plan of an entity previously acquired by Seller.

         "Seller-Owned Shares" means any shares of Seller Common Stock which are owned beneficially or of record by any Party or any Subsidiary of a Party immediately prior to the Effective Time, other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted.

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     "Seller  Preferred  Stock" means the shares of preferred  stock,  par value
$.01 per share, of Seller.

     "Seller Restricted Stock" means outstanding shares of Seller Common Stock subject to restrictions pursuant to any restricted stock plan.

     "Subsidiary" and "Significant Subsidiary" have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC.

     "Superior Offer" means any bona fide written proposal, including a tender offer, made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 19.9% the outstanding Seller Common Stock or all or substantially all the assets of Seller and provides consideration to Seller's shareholders which the Board of Directors of Seller determines in its good faith judgment (based on the advice of its financial advisor and taking into account all the terms and conditions of the proposal including any break-up fees, expense reimbursement provisions and conditions to consummation), the likelihood and anticipated timing of consummation and all other legal, financial, regulatory and other aspects of the proposal and the individual and entity making the proposal to be more favorable than the Merger Consideration and for which third-party financing, to the extent required, is then firmly committed.

     "Surviving Corporation" means Seller after the Corporate Merger.

     "Surviving Corporation Common Stock" means the shares of common stock of the Surviving Corporation.

     "Transactions" means the Corporate Merger, Liquidation and Bank Merger.

     "Voting Agreement" means that certain agreement entered into between Buyer and the executive officers and directors of Seller and their affiliates on the date hereof in the form of Appendix D hereto.

                                   ARTICLE II
                                   THE MERGER

     2.1  The Corporate Merger.
          --------------------

     (a) Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged into Seller in accordance with the provisions of Section 251 of the DGCL, and the separate corporate existence of Merger Sub shall cease. Seller shall be the Surviving Corporation of the Corporate Merger, and shall continue its corporate existence under the laws of the State of Delaware as a subsidiary of Buyer. The name of the Surviving Corporation shall be as stated in the Certificate of Incorporation of Seller immediately prior to


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

the Effective Time. Merger Sub and Seller shall enter into the plan of merger substantially in the form of Appendix A attached hereto.

          (b) The Certificate of Incorporation and Bylaws of Seller as in effect
immediately   prior  to  the  Effective   Time  shall  be  the   Certificate  of
Incorporation and Bylaws of the Surviving Corporation.

          (c) The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

     2.2 Effective Time; Closing. The Corporate Merger shall become effective at
         -----------------------
the Effective Time. The Certificate of Merger shall be properly executed and filed with the Secretary of State of Delaware on the Closing Date.

     2.3 Treatment of Capital Stock.  At the Effective  Time,  automatically  by
         --------------------------
virtue of the Corporate Merger and without any action on the part of any Party or any shareholder:

          (a) each issued and outstanding share of Merger Sub Common Stock shall become and be converted automatically into one outstanding share of Surviving Corporation Common Stock;

          (b) each outstanding or treasury share of Buyer capital stock shall be unchanged and shall continue as an outstanding or treasury share of Buyer capital stock;

          (c) each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and Seller-Owned Shares) shall be converted into the right to receive the Merger Consideration; and

          (d) all Seller-Owned Shares shall be cancelled and retired without consideration or conversion.

     2.4 Shareholder Rights; Stock Transfers.  At the Effective Time, holders of
         -----------------------------------
Seller Common Stock shall cease to be and shall have no rights as shareholders of Seller, other than such rights as they may have under the DGCL. After the Effective Time, there shall be no transfers on the stock transfer books of Seller or the Surviving Corporation of shares of Seller Common Stock and if Certificates are presented for transfer after the Effective Time, they shall be delivered to Buyer or the Exchange Agent for cancellation against delivery of the Merger Consideration. No interest shall be paid on the Merger Consideration.

     2.5  Stock Options and Restricted Stock.
          ----------------------------------

          (a) At the Effective Time, each Seller Option granted and outstanding to an eligible individual (an "Optionee") under Seller's Stock Option Plan, whether or not the option is then exercisable, as set forth at Seller's Schedule 2.5(a) shall be cancelled and extinguished in

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
consideration and exchange for the right to receive a cash payment equal to the Merger Consideration for each underlying share of Seller Common Stock less the applicable option exercise price per share and multiplied by the number of shares of Seller Common Stock subject to such option, less applicable federal and state tax withholding obligations of the Optionee ("Cash-out"). Such Cash-out shall be paid as of the Effective Time by Seller to the Optionee following receipt by Seller of a Cancellation Agreement, in form and substance similar to Exhibit 2.5(a), delivered by the Optionee to Seller.

          (b) At the Effective Time, each awarded but unvested share of Seller Restricted Stock as set forth at Seller's Schedule 2.5(b), shall be cancelled and extinguished in consideration and exchange for the right to receive a cash payment from Seller equal to the Merger Consideration for each such share of Seller Restricted Stock, subject to applicable federal and state tax withholding obligations of Seller, together with accumulated but undistributed dividends on such Seller Restricted Stock following receipt by Seller of a Cancellation Agreement, in form and substance similar to Exhibit 2.5(b), delivered by the restricted stock recipient to Seller. The 1,100 shares held under the restricted stock plan which are not awarded as of the date of this Agreement shall not be awarded after the date hereof.

     2.6  Exchange Procedures.
          -------------------

          (a) No later than five business days following the Effective Time, Buyer shall cause the Exchange Agent to mail or make available to each holder of record of any Certificate a notice and letter of transmittal disclosing the effectiveness of the Corporate Merger and the procedure for exchanging Certificates for the Merger Consideration. Such letter of transmittal shall specify that delivery shall be effected and risk of loss and title shall pass only upon proper delivery of Certificates to the Exchange Agent.

          (b) At or prior to the Effective Time, Buyer shall deliver to the Exchange Agent an amount of cash equal to the aggregate Merger Consideration.

          (c) Each holder of a Certificate (other than holders of Dissenting Shares) who surrenders such Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to the Merger Consideration. The Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange in accordance with normal exchange practices. Each
Certificate which is not surrendered to the Exchange Agent shall, except as otherwise herein provided, evidence ownership of only the right to receive the Merger Consideration without interest.

          (d) The Exchange Agent shall not be obligated to deliver the Merger Consideration until the holder surrenders a Certificate as provided in this
Section 2.6, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Exchange Agent. If any check is to be issued in a name other than that in which the Certificate is registered, it shall be a condition of the issuance thereof that the

Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a check in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (e) Any portion of the cash delivered to the Exchange Agent by Buyer pursuant to Section 2.6(b) that remains unclaimed by the shareholders of Seller for six months after the Closing Date shall be delivered by the Exchange Agent to Buyer. Any shareholders of Seller who have not theretofore complied with
Section 2.6(c) shall thereafter look only to Buyer for the Merger Consideration. If Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any Governmental Entity, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Buyer (and to the extent not in its possession shall be delivered to
it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any Party shall be liable to any holder of Seller Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of Seller Common Stock represented by any Certificate, Buyer and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          (f) The Exchange Agent or Buyer shall be entitled to deduct and withhold from consideration otherwise payable pursuant to this Agreement to any holder of Certificates, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Exchange Agent or Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made.

     2.7  Dissenting Shares.
          -----------------

          (a) Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the DGCL; provided, however, that if, in accordance with the DGCL, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration without interest from Buyer. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the DGCL.

          (b) Seller shall give Buyer (i) prompt notice of any written objections to the Corporate Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL received by Seller and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the DGCL. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Buyer, settle or offer to settle any such demands.

     2.8 Bank Merger and Liquidation.  Immediately after the Effective Time, the
         ---------------------------
Board of Directors of Buyer shall approve the Liquidation and shall take all necessary action to consummate the Liquidation. Seller and Buyer shall enter into the plan of merger substantially in the form of Appendix B attached hereto. Immediately after consummation of the Liquidation, Buyer Bank shall cause its Board of Directors and the Board of Directors of Seller Bank to approve the Plan of Bank Merger and to take all necessary action to cause the Bank Merger to become effective. Seller Bank and Buyer Bank shall enter into the plan of merger substantially in the form of Appendix C attached hereto.

     2.9 Additional  Actions.  If, at any time after the Effective  Time,  Buyer
         -------------------
shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Buyer its right, title or interest in, to or under any of the rights, properties or assets of Seller or Seller Bank acquired or to be acquired by Buyer as a result of, or in connection with, the Transactions, or (ii) otherwise carry out the purposes of this Agreement, Seller, Seller Bank and their proper officers and directors shall be deemed to have granted to Buyer an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Buyer and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Buyer are fully authorized in the name of Seller, Seller Bank or otherwise to take any and all such action.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller  represents  and warrants to Buyer as follows,  except as Previously
Disclosed:

     3.1 Capital  Structure.  The authorized capital stock of Seller consists of
         ------------------
1,500,000 shares of Seller Common Stock and 500,000 shares of Seller Preferred Stock. As of the date hereof, 459,093 shares of Seller Common Stock are outstanding including shares of Seller Restricted Stock, 96,797 shares of Seller Common Stock are held in treasury, and no shares of Seller Preferred Stock have been issued. All outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Seller Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for (a) Seller Options to acquire not more than 22,878 shares of Seller Common Stock, a schedule of which has been Previously Disclosed that includes the name of each optionee, the number of Seller Options held by each optionee, the vesting date of each Seller Option and the exercise price thereof, and (b) no shares of Seller Restricted Stock a schedule of which has been Previously Disclosed, there are no Rights authorized, issued or outstanding with respect to the capital stock of Seller.

     3.2 Organization, Standing and Authority of Seller. Seller is a corporation
         ----------------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own and lease all of its properties and assets and to carry on its business as now conducted, and Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. Seller is duly registered as a savings and loan holding company under the HOLA and the regulations of the OTS thereunder. Seller has heretofore delivered to Buyer true and complete copies of the Certificate of Incorporation and Bylaws of Seller as in effect as of the date hereof.

     3.3 Ownership of Seller  Subsidiaries.  Seller has Previously Disclosed the
         ---------------------------------
name, jurisdiction of incorporation and percentage ownership of each direct or indirect Seller Subsidiary and identified Seller Bank as its only Significant Subsidiary. Except for (a) capital stock of Seller Subsidiaries, (b) securities and other similar interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and
(c) securities and other similar interests which are Previously Disclosed, neither Seller nor any Seller Subsidiary owns or has the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any entity. The outstanding shares of capital stock or other ownership interests of each Seller Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by Seller free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of Seller Subsidiaries and there are no agreements, understandings or commitments relating to the right of Seller or any Seller Subsidiary to vote or to dispose of such capital stock or other ownership interests.

     3.4 Organization,  Standing and Authority of Seller  Subsidiaries.  Each of
         -------------------------------------------------------------
the Seller Subsidiaries is a savings association, corporation or partnership duly organized and validly existing under the laws of the jurisdiction in which it is organized with full power and authority to own and lease all of its properties and assets and to carry on its business as now conducted, and each of the Seller Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. The deposit accounts of Seller Bank are insured by the SAIF to the maximum extent permitted by the FDIA and Seller Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. Seller has heretofore delivered to Buyer true and complete copies of the Charter and Bylaws of Seller Bank and the articles of incorporation and bylaws of all other Seller Subsidiaries as in effect as of the date hereof.

     3.5  Authorized and Effective Agreement.
          ----------------------------------

          (a) Seller has all requisite power and authority to enter into this Agreement and (subject to receipt of all necessary approvals of Governmental Entities and the adoption of this Agreement by Seller's shareholders) to perform all of its respective obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action in respect thereof on the part of Seller, except for the adoption of this Agreement by Seller's shareholders. This Agreement has been duly and validly executed and delivered by Seller and, assuming due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (b) Neither the execution and delivery of this Agreement nor completion of the Transactions or compliance by Seller with any of the provisions hereof does or will (i) conflict with or result in a breach of any provisions  of the  Certificate  of  Incorporation  or  Bylaws  of Seller or the
equivalent documents of any Seller Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Seller or any Seller Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other material instrument or obligation to which Seller or any Seller Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required approvals from Governmental Entities and the shareholders of Seller, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any Seller Subsidiary.

          (c) Except for (i) the filing of applications and notices with and the approvals of the OTS and the FDIC, (ii) the adoption of this Agreement by the requisite vote of the shareholders of Seller, (iii) the filing of the Certificate of Merger with the Secretary of State of Delaware in connection with the Corporate Merger and (iv) review of the Transactions by the DOJ under federal antitrust laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Seller or Seller Bank in connection with the execution and delivery by Seller of this Agreement and the completion of the Transactions.

          (d) As of the date hereof, Seller is not aware of any reasons relating to Seller or Seller Bank (including CRA compliance) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the Transactions as shall be necessary for the completion of the Transactions and the continuation by Buyer after the Effective Time of the business of each of Seller and Seller Bank, respectively, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which could impair the value of Seller or Seller Bank to Buyer.

     3.6  Securities Documents and Regulatory Reports.
          -------------------------------------------

          (a) Seller is not, and, since January 1, 2000, has not, been subject to the periodic reporting requirements of the Exchange Act.

          (b) Since January 1, 2000, each of Seller and Seller Bank has duly filed with the OTS and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. Except as Previously Disclosed, in connection with the most recent examinations of Seller and Seller Bank by the OTS, neither Seller nor Seller Bank was required to correct or change any action, procedure or proceeding which Seller or Seller Bank believes has not been corrected or changed as required.

     3.7  Financial Statements.
          --------------------

          (a) Seller has previously delivered or made available to Buyer accurate and complete copies of the Seller Financial Statements, which are accompanied by the audit reports of John S. Dowling & Company, independent certified public accountants with respect to Seller. The Seller Financial Statements, as well as the Seller Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Seller as of the respective dates set forth therein, and the consolidated income, changes in stockholders' equity and cash flows of Seller for the respective periods or as of the respective dates set forth therein.

          (b) Each of the Seller Financial Statements referred to in Section 3.7(a) has been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein. The audits of Seller have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of Seller and the Seller Subsidiaries are being maintained in compliance with applicable legal and accounting requirements, and such books and records accurately reflect all dealings and transactions in respect of the business, assets, liabilities and affairs of Seller and its Subsidiaries.

     3.8 Material  Adverse Change.  Since September 30, 2003, (i) Seller and its
         ------------------------
Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the Transactions) and (ii) except as Previously Disclosed, no event has occurred or circumstance arisen that, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Seller.

     3.9  Environmental Matters.
          ---------------------

          (a) Each of Seller, Seller Bank, the Participation Facilities, and the Loan Properties are, and have been, in compliance, and to the best knowledge of Seller, there are no present circumstances that would prevent or interfere with the continuation of such compliance with all applicable federal, state and local laws, including rules, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the protection of the environment or the discharge of, or exposure to, Materials of Environmental Concern in the environment or workplace.

          (b) There is no litigation pending or, to the knowledge of Seller, Seller Bank or any of their respective Subsidiaries, threatened before any court, governmental agency or board or other forum in which Seller, Seller Bank or any Participation Facility has been or, with respect to threatened litigation, may be, named as defendant (i) for alleged noncompliance (including by any predecessor), with respect to any Environmental Law or (ii) relating to the release into the environment of any Materials of Environmental Concern, whether or not occurring at, on or involving a site owned, leased or operated by Seller, Seller Bank or any Participation Facility.

          (c) There is no litigation pending or, to the knowledge of Seller, Seller Bank or any of their respective Subsidiaries, threatened before any court, governmental agency or board or other forum in which any Loan Property (or Seller or Seller Bank in respect of such Loan Property) has been or, with respect to threatened litigation, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Materials of Environmental Concern, whether or not occurring at, on or involving a Loan Property.

          (d) To the knowledge of Seller, Seller Bank or any of their respective Subsidiaries, there is no reasonable basis for any litigation of a type described in Section 3.9(b) and Section 3.9(c) of this Agreement.

          (e) To the knowledge of Seller, during the period of (i) ownership or operation by Seller or Seller Bank of any of their respective current properties, (ii) participation by Seller or Seller Bank in the management of any Participation Facility, or (iii) holding by Seller or Seller Bank of a security interest in any Loan Property, there have been no releases of Materials of Environmental Concern in, on, under or affecting such properties.

          (f) Prior to the period of (i) ownership or operation by Seller or Seller Bank of any of their respective current properties, (ii) participation by Seller or Seller Bank in the management of any Participation Facility, except as Previously Disclosed, or (iii) holding by Seller or Seller Bank of a security interest in any Loan Property, to the knowledge of Seller, Seller Bank or any of their respective Subsidiaries, there were no releases of Materials of
Environmental Concern in, on, under or affecting any such property, Participation Facility or Loan Property.

          (g) To the Seller's knowledge, no loans of Seller or any Seller Subsidiary are secured by properties where any Materials of Environmental Concern have been utilized in violation of the Environmental Laws, and none of the borrowers of Seller or any Seller Subsidiary have violated any Environmental Laws or have any properties subject to a lien or deed restriction under any of the Environmental Laws.

     3.10 Tax Matters.
          -----------

          (a) Seller and its Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Neither Seller nor any Seller Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

          (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by Seller and its Subsidiaries are complete and accurate in all material respects. Neither Seller nor any Seller Subsidiary is delinquent in the payment of any tax, assessment or governmental charge or has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof. The federal, state and local income tax returns of Seller and its Subsidiaries have not been audited by any tax authorities during the past six years and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Seller or any Seller Subsidiary which have not been settled and paid. There are currently no agreements in effect with respect to Seller or any Seller Subsidiary to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to any such return is pending or, to the best of Seller's knowledge, threatened.

          (c) Except as Previously Disclosed, neither Seller nor any Seller Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code or by reason of a voluntary change in accounting method initiated by Seller or any Subsidiary (nor does Seller have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or
(iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

          (d) Seller and its Subsidiaries have properly withheld amounts from their employees, stockholders, or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made.

     3.11 Legal Proceedings.  There are no actions, suits, claims,  governmental
          -----------------
investi-gations or proceedings of any nature instituted, pending or, to the best knowledge of Seller, that are unasserted or threatened against Seller or any of its Subsidiaries or against any asset, interest or right of Seller or any of its Subsidiaries, or against any officer, director or employee of any of them. Neither Seller nor any Seller Subsidiary is a party to any order, judgment or decree.

     3.12 Compliance with Laws.
          --------------------

          (a) Each of Seller and the Seller Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and will not be adversely affected by virtue of the completion of the Transactions; and to the best knowledge of Seller, no suspension or cancellation of any of the same is threatened.

          (b) Neither Seller nor any Seller Subsidiary is in violation of its respective Certificate of Incorporation, Charter or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any Governmental Entity (including all banking (including all regulatory capital requirements), truth-in-lending, usury, fair credit reporting, consumer privacy, anti-money-laundering, consumer protection, securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any Governmental Entity; and
neither Seller nor any Seller Subsidiary has received any notice or communication from any Governmental Entity asserting that Seller or any Seller Subsidiary is in violation of any of the foregoing. Neither Seller nor any Seller Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding, required board resolution, or written commitment (other than those of general applicability to savings associations or holding companies thereof issued by Governmental Entities), and neither of them has received any written communication requesting that it enter into any of the foregoing.

     3.13 Certain  Information.  None of the information  relating to Seller and
          --------------------
its Subsidiaries included in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Seller and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

     3.14 Employee Benefit Plans.
          ----------------------

          (a) Seller has Previously Disclosed all Seller Employee Plans and has heretofore delivered to Buyer accurate and complete copies of each (including amendments and trust agreements relating thereto) together with, in the case of qualified plans, (i) the most recent actuarial and financial reports prepared with respect thereto, (ii) the most recent annual reports filed with any Governmental Entity with respect thereto, (iii) all rulings and determination letters and any open requests for rulings or letters that pertain thereto and
(iv) summary plan descriptions.

          (b) None of Seller, any Seller Subsidiary, any qualified Seller Employee Plan or, to the best of Seller's knowledge, any fiduciary of a qualified Seller Employee Plan, has incurred any material liability to the PBGC or the IRS with respect to any qualified Seller Employee Plan. To the best knowledge of Seller, no reportable event under Section 4043(b) of ERISA has occurred with respect to any qualified Seller Employee Plan.

          (c) Neither Seller nor any Seller Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

          (d) A favorable determination letter has been issued by the IRS with respect to each Seller Employee Plan which is intended to qualify under Section 401 of the Code to the effect that such Seller Employee Plan is qualified under
Section 401 of the Code, and the trust associated with such Seller Employee Plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of Seller's knowledge, is threatened to be revoked, and Seller does not know of any ground on which such revocation may be based. Neither Seller nor any Seller Subsidiary has any liability under any such Seller Employee Plan that is not reflected in the Seller Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

          (e) To the best  knowledge of Seller,  no  transaction  prohibited  by
Section 406 of ERISA (and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Seller Employee Plan which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the Code.

          (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Seller Employee Plan or ERISA. No accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Seller Defined Benefit Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Seller Defined Benefit Plan. The present value of all accrued benefits, both vested and non-vested, under each of the Seller or Seller Bank defined benefit plans, as defined in Section 3(35) of ERISA ("Pension Plans") subject to Title IV of ERISA, based upon the actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by such Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits.

          (g) Neither Seller or Seller Bank has any obligations for retiree health and life benefits under any benefit plan other than as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. Seller or Seller Bank may amend or terminate any such benefit plan at any time without incurring any liability thereunder.

          (h) The Seller Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

          (i) There are no pending or, to the best knowledge of Seller, threatened claims (other than routine claims for benefits) by, on behalf of or against any of Seller Employee Plans or any trust related thereto or any fiduciary thereof.

          (j) Except as Previously Disclosed, neither Seller nor any Seller Subsidiary has made any payments, or is or has been a party to any agreement or any Seller Employee Plan, that could obligate it or its successor to make payments or deemed payments, that are not or will not be deductible because of Sections 162(m) or 280G of the Code.

          (k) Except with respect to customary health, life and disability, there are no unfunded benefit obligations which are not accounted for by reserves shown on the Seller Financial Statements and established in accordance with GAAP.

     3.15 Certain Contracts.
          -----------------

          (a) Except as Previously Disclosed, neither Seller nor any Seller Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including any agreement, indenture or other instrument, relating to the borrowing of money by Seller or a Seller Subsidiary (other than in the case of Seller Bank deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by Seller or a Seller Subsidiary of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of Seller or a Seller Subsidiary, (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of Seller or a Seller Subsidiary upon execution of this Agreement or upon or following completion of any of the Transactions (either alone or in connection with the occurrence of any additional acts or events); (iv) any agreement, arrangement or understanding pursuant to which Seller or a Seller Subsidiary is obligated to indemnify any director, officer, employee or agent of Seller or a Seller Subsidiary; (v) any agreement, arrangement or understanding to which
Seller or a Seller Subsidiary is a party or by which any of the same is bound which limits the freedom of Seller or a Seller Subsidiary to compete in any line of business or with any person; (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC or any other Governmental Entity; (vii) any other material agreement, arrangement or understanding; or (viii) any agreement pursuant to which loans have been sold by Seller or a Seller Subsidiary which impose any potential recourse (by representation, warranty, covenant or other contractual terms) upon Seller or any Seller Subsidiary.

          (b) Neither Seller nor any Seller Subsidiary is in default or in non-compliance under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

     3.16 Brokers and Finders.  Except for Previously  Disclosed agreements with
          -------------------
Keefe, Bruyette & Woods, Inc. neither Seller nor any Seller Subsidiary nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

     3.17  Insurance.  Each  of  Seller  and its  Subsidiaries  is  insured  for
           ---------
reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has
maintained   all  insurance   required  by  contract  or  applicable   laws  and
regulations.

     3.18  Properties.  All real and  personal  property  owned by Seller or its
           ----------
Subsidiaries or presently used by any of them in its respective business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Seller and its Subsidiaries in the ordinary course of business consistent with their past practices. Each of Seller and its Subsidiaries has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of its properties and assets, real and personal, except
(a) liens for current taxes not yet due or payable, (b) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (c) except as Previously Disclosed, such imperfections of title, easements and encumbrances, if any, as are de minimis in character amount or extent and (d) as reflected in the Seller Financial Statements. All real and personal property which is material to Seller's business on a consolidated basis and leased or licensed by Seller or a Seller Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases and licenses will not terminate or lapse prior to the Effective Time or thereafter by reason of completion of any of the Transactions. All improved real property owned by Seller or its Subsidiaries is in compliance with all applicable zoning laws or has been grandfathered thereunder.

     3.19 Labor.  No work stoppage  involving  Seller or a Seller  Subsidiary is
          -----
pending or, to the best knowledge of Seller, threatened. Neither Seller nor any of its Subsidiaries is involved in or assessed by or, to the best knowledge of Seller, threatened with, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of Seller or any Seller Subsidiary. Employees of Seller and Seller Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of Seller's knowledge, there have been no efforts to unionize or organize any employees of Seller or any Seller Subsidiaries during the past five years.

     3.20 Allowance for Loan Losses.  The allowance for loan losses reflected on
          -------------------------
Seller's consolidated balance sheet included in the Seller Financial Statements is, and will be in the case of subsequently delivered Seller Financial Statements, in the opinion of Seller's management, adequate as of their respective dates under the requirements of GAAP and all regulatory requirements to provide for reasonably anticipated losses on outstanding loans, net of recoveries. The real estate owned reflected in the Seller Financial Statements is, and will be in the case of subsequently delivered Seller Financial Statements, carried at the lower of cost or fair value, less estimated costs to sell, as required by GAAP.

     3.21  Registration   Obligation.   Seller  is  not  under  any  obligation,
           -------------------------
contingent or otherwise, which will survive the Effective Time to register any of its securities under the Securities Act or other federal or state securities laws or regulations.

     3.22 Material Interests of Certain Persons.
          -------------------------------------

          (a) Except as Previously Disclosed, no officer, director or employee of Seller, any Seller Subsidiary or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) or related interest of any such person has any material interest in any material contract or property (real or personal, tangible or intangible), used in, or pertaining to, the business of Seller or any Seller Subsidiary.

          (b) Except as Previously Disclosed there are no Insider Loans. All outstanding Insider Loans were made in the ordinary course of business and on substantially the same terms, except for fees being waived as those prevailing at the time for comparable transactions with third parties and were, with respect to executive officers and directors, approved by the appropriate board of directors in accordance with applicable law and regulations.

     3.23 Fairness Opinion.  Seller has received an opinion from Keefe, Bruyette
          ----------------
& Woods, Inc. to the effect that, as of the date hereof, the consideration to be received by the shareholders of Seller pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

     3.24 Trust  Administration.  During the  applicable  statute of limitations
          ---------------------
period, (i) Seller Bank and each other Subsidiary of Seller which is a trust company or otherwise acts in a fiduciary capacity has properly administered all accounts for which it acts as a fiduciary or agent, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, and (ii) neither Seller, any Seller Subsidiary, nor any director, officer or employee of Seller or any of its Subsidiaries acting on behalf of Seller or any of its Subsidiaries, has committed any breach of trust with respect to any such fiduciary or agency account, and the accountings for each such fiduciary or agency account are true and correct and accurately reflect the assets of such fiduciary or agency account. There is no investigation or inquiry by any Governmental Entity pending, or to the knowledge of Seller, threatened, against or affecting Seller or any of its Subsidiaries relating to the compliance by Seller or any such Subsidiary with sound fiduciary principles and applicable regulations.

     3.25 No Undisclosed  Liabilities.  Seller and its  Subsidiaries do not have
          ---------------------------
any liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Seller or its Subsidiaries giving rise to any such liability) required in accordance with GAAP to be reflected in an audited consolidated balance sheet of Seller, except (a) for liabilities set forth or reserved against in the most recent Seller Financial Statement prior to the date hereof and (b) liabilities occurring in the ordinary course of business since the most recent Seller Financial Statements prior to the date hereof.

     3.26  Loan  Portfolio.  (a) All  loans and  discounts  shown on the  Seller
           ---------------
Financial Statements or which were entered into after the date of the most recent balance sheet included in the Seller Financial Statements were and shall be made for good, valuable and adequate consideration in the ordinary course of the business of Seller and its Subsidiaries, except as Previously Disclosed, in accordance with sound banking practices, and are not subject to any known defenses, set-offs or counter-claims, including any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, solvency or similar laws or by general principles of equity, (b) the notes or other evidence of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and shall be in full force and effect, valid, true and genuine and what they purport to be, (c) Seller and its Subsidiaries have complied and shall prior to the Effective Time comply with all laws and regulations relating to such loans, and
(d) Seller has Previously Disclosed as of December 31, 2003, the aggregate outstanding amount of all non-accrual loans as well as a schedule of all criticized or internally-classified assets as of December 31, 2003 held by Seller or any Seller Subsidiary.

     3.27 Investment Portfolio.  All investment securities held by Seller or its
          --------------------
Subsidiaries, as reflected in the consolidated balance sheets of Seller included in the Seller Financial Statements, are carried in accordance with GAAP, specifically including but not limited to, FAS 115.

     3.28  Interest  Rate Risk  Management  Instruments.  Seller has  Previously
           --------------------------------------------
Disclosed all interest rate swaps, caps, floors, option agreements or other interest rate risk management arrangements or agreements, whether entered into for the account of Seller or its Subsidiaries. All such arrangements and agreements were entered into in the ordinary course of business and in accordance with prudent banking practice and applicable rules, regulations and policies and with counter parties believed to be financially responsible at the time and are legal, valid and binding obligations of Seller or one of its Subsidiaries in accordance with their terms (subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws effecting the enforceability of creditors rights generally from time to time and effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion), and are in full force and effect. Seller and its Subsidiaries have duly performed all of their obligations thereunder to the extent that such obligations to perform have accrued; and, to Seller's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     3.29 Interim  Events.  Except a Previously  Disclosed,  since September 30,
          ---------------
2003, neither Seller nor any of its Subsidiaries has paid or declared any dividend or made any other distribution to shareholders or taken any action which if taken after the date hereof would require the prior written consent of Buyer pursuant to Section 5.6 hereof.

     3.30 Indemnification. To the best knowledge of Seller, no action or failure
          ---------------
to take action by any present or former director, advisory director, officer, employee or agent of Seller or any Seller Subsidiary has occurred which would as of the date hereof give rise to a claim or a potential claim by any such person for indemnification from Seller or any Seller Subsidiary.

     3.31 Disclosures.  None of the  representations and warranties of Seller or
          -----------
any of the written information or documents furnished or to be furnished by Seller to Buyer in connection with or pursuant to this Agreement or in connection with the completion of the Transactions, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer  represents  and warrants to Seller as follows,  except as Previously
Disclosed:

     4.1 Organization,  Standing and Authority of Buyer.  Buyer is a corporation
         ----------------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Louisiana, with full corporate power and authority to own and lease all of its properties and assets and to carry on its business as now conducted, and Buyer is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification.

     4.2 Authorized and Effective Agreement.
         ----------------------------------

          (a) Buyer has all requisite power and authority to enter into this Agreement and (subject to receipt of all necessary approvals for Governmental Entities) to perform all of its obligations hereunder. The execution and delivery of this Agreement and the completion of the Transactions have been duly authorized and approved by the Board of Directors of Buyer and no other corporate action is required on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and, assuming due authorization, execution and delivery by Seller, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (b) Neither the execution and delivery of this Agreement nor completion of the Transactions, or compliance by Buyer with any of the provisions hereof, does or will (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of

Buyer or the equivalent documents of any Buyer Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Buyer or any Buyer Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other material instrument or obligation to which Buyer or any Buyer Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required approvals from Governmental Entities, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any Buyer Subsidiary.

          (c) To the best knowledge of Buyer, except for the consents, approvals, filings or registrations to be made as set forth in Section 3.5(c), no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Buyer or Merger Sub in connection with the execution and delivery by Buyer of this Agreement and the completion of the Transactions.

          (d) As of the date hereof, Buyer is not aware of any reasons relating to Buyer or Buyer Bank (including CRA compliance) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the Transactions as shall be necessary for the completion of the Transactions.

     4.3 Legal Proceedings.  There are no actions,  suits, claims,  governmental
         -----------------
investigations or proceedings instituted, pending or, to the best knowledge of Buyer, that are unasserted or threatened against Buyer or any of its Subsidiaries or against any asset, interest or right of Buyer or any of its Subsidiaries, or against any officer, director or employee of any of them, which individually or in the aggregate could adversely affect the ability of Buyer to consummate any of the Transactions.

     4.4 Financial  Resources.  Buyer has the financial  wherewithal and has, or
         --------------------
will have prior to the Effective Time, sufficient funds to perform its obligations under this Agreement.

     4.5 Certain Information.  None of the information relating to Buyer and its
         -------------------
Subsidiaries included in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Seller and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

     4.6 Disclosures. None of the representations and warranties of Buyer or any
         -----------
of the written information or documents furnished or to be furnished by Buyer to Seller in connection with or pursuant to this Agreement or in connection with the completion of the Transactions, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.


                                    ARTICLE V
                                    COVENANTS

     5.1  Reasonable  Best Efforts.  Subject to the terms and conditions of this
          ------------------------
Agreement, each of Seller and Buyer (a) shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit and otherwise enable completion of the Corporate Merger as promptly as reasonably practicable, and (b) shall cooperate fully with each other to that end.

     5.2  Shareholders'  Meeting.  Seller  shall  take all action  necessary  to
          ----------------------
properly call and convene a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon the adoption of this Agreement; provided however, such meeting shall be held not later than July 31, 2004, and Seller shall use its reasonable best efforts to hold such meeting of shareholders within 75 days of the date of this Agreement. The Board of Directors of Seller will recommend that the shareholders of Seller adopt this Agreement, provided that the Board of Directors of Seller may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after receiving the advice of its counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, could reasonably be expected to constitute a breach of the fiduciary duties of such directors under applicable Delaware law.

     5.3 Regulatory Matters.
         ------------------

          (a) The Parties shall promptly cooperate with each other in the preparation and mailing of the Proxy Statement relating to the meeting of shareholders of Seller and thereafter Seller shall promptly mail to its shareholders the Proxy Statement.

          (b) The Parties shall cooperate with each other and use their reasonable best efforts to promptly prepare and file within 45 days after the date hereof or as soon thereafter as is reasonably practicable, all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the Transactions. Each Party shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made by the other Party with, or written materials submitted by the other Party, to any third party or any Governmental Entity in connection with the Transactions. In exercising the foregoing right, each Party shall act reasonably and as promptly as practicable. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the Transactions and each Party will keep the other apprised of the status of matters relating to completion of the Transactions. The Parties agree that they will use their reasonable best efforts to cause the Closing Date to occur on, or before, June 30, 2004.

          (c) Each Party shall, upon request, furnish the other Party with all information concerning itself, its Subsidiaries, directors and officers, the shareholders of Seller and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of any Party or its Subsidiaries to any Governmental Entity in connection with the Transactions.

          (d) Each Party shall promptly furnish the other Party with copies of written communications received by it or any of its Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the Transactions.

     5.4  Investigation and Confidentiality.
          ---------------------------------

          (a) Seller shall permit Buyer and its representatives reasonable access to its and its Subsidiaries properties and personnel, and shall disclose and make available to Buyer and its representatives, all books, papers and records relating to the assets, properties, operations, obligations and liabilities of it and its Subsidiaries, including all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which Buyer may have a reasonable interest, provided that such access and any such request for information shall be reasonably related to the Transactions and, in the reasonable opinion of Seller, not unduly interfere with normal operations. Seller may exclude Buyer from access to information relating to
Seller's consideration of Acquisition Proposals whether or not involving a Superior Offer. Seller and its Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) reasonably available to confer with Buyer and its representatives.

          (b) All information furnished previously in connection with the Transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the Party furnishing the information until completion of the Corporate Merger and, if the Corporate Merger shall not occur, the Party receiving the information shall either destroy or return to the Party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for one year after the termination of this Agreement but shall not apply to (i) any information which (x) the Party receiving the information can establish was already in its possession prior to the disclosure thereof by the Party furnishing the information, (y) was then generally known to the public, or (z) became known to the public through no fault of the Party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the Party which is the subject of any such legal requirement or order shall use its best efforts to give the other Party at least ten business days prior notice thereof.

     5.5 Press Releases. The Parties shall agree as to the form and substance of
         --------------
any press release related to this Agreement or the Transactions, and consult with each other as to the form and substance of other public disclosures which may relate to the Transactions, provided, however, that nothing contained herein shall prohibit either Party, following notification to the other Party, from making any disclosure which is required by law or regulation.

     5.6 Business of the Parties.
         -----------------------

          (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Buyer, Seller and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. During such period, Seller will, and will cause each of its Subsidiaries to, use all reasonable efforts to (x) preserve its business organization intact, (y) keep available the present services of its employees and (z) preserve the goodwill of its customers and others with whom it has business relationships. Without limiting the generality of the foregoing, except with the prior written consent of Buyer or as expressly contemplated hereby, between the date hereof and the Effective Time, Seller shall not, and shall cause each Seller Subsidiary not to:

               (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Seller Common Stock, except for the payment of one regular quarterly cash dividend to be paid after the date of this Agreement at a rate per share of Seller Common Stock not in excess of $0.05 per share (with record and payment dates to be consistent with past practices);

               (ii) issue any shares of its capital stock, other than (i) upon exercise of Seller Options referred to in Section 3.1(a) hereof, or issue, grant, modify or authorize any Rights; purchase any shares of Seller Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

               (iii) amend its Certificate of Incorporation, Bylaws or similar organizational documents of any Seller Subsidiary, except as contemplated by this Agreement; impose, or suffer the imposition, on any share of stock or other ownership interest held by Seller in a Subsidiary of any lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

               (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (i) as may be required pursuant to Previously Disclosed commitments existing on the date hereof, or (ii) as may be required by law;

               (v) enter into or, except as may be required by law or this Agreement, modify any Seller Employee Plan or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any qualified Seller Employee Plan including the Seller ESOP (other than as required by law or regulation or in a manner and amount consistent with past practices);

               (vi) originate or purchase any loan other than (A) a loan secured by a first trust or mortgage on one-to-four family residential property not in excess of $250,000 or (B) a loan secured by a deposit at Seller Bank;

               (vii) enter into (A) any transaction, agreement, arrangement or commitment not made in the ordinary course of business, (B) any agreement, indenture or other instrument relating to the borrowing of money by Seller or a Subsidiary or guarantee by Seller or any Seller Subsidiary of any such obligation, except in the case of Seller Bank for deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (C) any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment; or (D) any contract, agreement or understanding with a labor union;

               (viii) change any of its methods of accounting, except as required by changes in laws or regulations or GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its last federal income tax return, except as required by changes in laws or regulations;

               (ix) make any expenditures in excess of $10,000 individually or $20,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and expenditures necessary to maintain existing assets in good repair; or enter into any new lease of real property or any new lease of personal property;

               (x) file any applications or make any contract with respect to branching or site location or relocation;

               (xi) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) control over or any equity interest in any business or entity, except for investments in readily marketable equity securities in the ordinary course of business and not exceeding 5% of the outstanding shares of any class;

               (xii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

               (xiii) except as necessitated in the reasonable opinion of Seller due to changes in interest rates, and in accordance with safe and sound banking practices, change or modify in any material respect any of its lending or investment policies, except to the extent required by law or an applicable regulatory authority;

               (xiv) enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

               (xv) take any action that would result in any of the representations and warranties of Seller contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.3 hereof not to be satisfied;

               (xvi) take any action that would materially impede or delay the completion of the Transactions or the ability of any Party to perform its covenants and agreements under this Agreement;

               (xvii) materially increase or decrease the rate of interest paid on time deposits, or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices; or

               (xviii) agree to do any of the foregoing.

          (b) Seller shall promptly notify Buyer in writing of the occurrence of any matter or event known to and directly involving Seller or any of its Subsidiaries that has had or is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Seller.

          (c) Except with the prior written consent of Seller or as expressly contemplated hereby, between the date hereof and the Effective Time, Buyer shall not, and shall cause each Buyer Subsidiary not to:

               (i) take any action that would result in any of the representations and warranties of Buyer contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.2 hereof not to be satisfied;

               (ii) take any action that would materially impede or delay the completion of the Transactions contemplated by this Agreement or the ability of either Party to perform its covenants and agreements under this Agreement; or

               (iii) agree to do any of the foregoing.

     5.7  Certain Actions.
          ---------------

          (a) Seller shall not and shall not authorize or permit any Seller Subsidiary or any of its or any of Seller Subsidiary's directors, officers, employees, agents, or representatives to, directly or indirectly, solicit, initiate, respond to or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions or enter into any agreements or understandings concerning, any acquisition, purchase of all or a substantial portion of the assets of, or any equity interest in, Seller or a Subsidiary (other than with Buyer or an affiliate thereof), provided, however, that the Board of Directors of Seller may furnish such information or participate in such negotiations or discussions with respect to an unsolicited Acquisition Proposal if such Board of Directors, after having consulted with and obtained the advice of outside counsel, has determined by a majority vote that (i) the failure to do the same could reasonably be expected to constitute a breach of fiduciary duties of such directors under applicable Delaware law, (ii) that such proposal is or would be reasonably likely to result in a Superior Offer and (iii) prior to furnishing any information to such individual or entity, Seller shall enter into a confidentiality agreement with such individual or entity that is not less restrictive in any material respect that the Confidentiality Agreement entered into between Buyer and Seller. Seller will promptly inform Buyer orally and in writing of any such request for information or of any such negotiations or discussions, as well as instruct its and its Subsidiaries' directors, officers, representatives and agents to refrain from taking any action prohibited by this
Section 5.7(a).

          (b) In the event that, prior to the date of the meeting of the shareholders of Seller to vote on this Agreement, the Board of Directors of Seller determines in good faith, after consultation with its financial advisor and receipt of the advice from outside counsel, that it has received a Superior Offer, it shall notify Buyer in writing of its intent to enter into an acquisition agreement with respect to, or recommend acceptance of, the Superior Offer. Such notice shall specify all of the terms and conditions of such Superior Offer and identify the person making such Superior Offer. Buyer shall have five business days to evaluate and respond to the Seller notice. If Buyer notifies Seller in writing prior to the expiration of the five business day period provided above that it shall increase the Merger Consideration to an amount at least equal to that of such Superior Offer (the "Buyer Proposal"), then Seller shall not be permitted to enter into an acquisition agreement with respect to, or permit its Board of Directors to recommend acceptance to its shareholders of, such Superior Offer. Such notice by Buyer shall specify the new Merger Consideration ("New Merger Consideration"). If Buyer fails to notify Seller in writing prior to the expiration of the five business day period provided above that it shall increase the Merger Consideration to an amount at least equal to that of such Superior Offer, then Seller shall be permitted to terminate this Agreement pursuant to Section 7.1(h).

          (c) In the event the Superior Offer involves consideration to Seller's shareholders consisting of securities, in whole or in part, the Buyer Proposal shall be deemed to be at least equal to the Superior Offer, if the Buyer
Proposal offers cash Merger Consideration that equals or exceeds the consideration being offered to Seller's shareholders in the Superior Offer valuing any securities forming a part of the Superior Offer at its cash equivalent based upon (i) the average closing price or last reported trade price of such securities for the 20 trading days immediately preceding the date of the Buyer Proposal or (ii) the written valuation of such securities by a nationally recognized investment banking firm selected by Buyer if such securities are not traded on a nationally recognized exchange or will be newly issued securities that are not of a class then trading on a nationally recognized exchange. Any written valuation shall be attached as an Exhibit to the Buyer Proposal.

          (d) In the event that the Board of Directors of Seller believes in good faith, after consultation with its financial advisor that the New Merger Consideration is not at least equal to the Superior Offer, then Seller can terminate this Agreement pursuant to Section 7.1(h).

     5.8  Current  Information.  During the period  from the date  hereof to the
          --------------------
Effective Time, Seller shall, upon the request of Buyer, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Buyer regarding Seller's consolidated financial condition, operations and business and matters relating to the completion of the Transactions. Seller will deliver to Buyer an unaudited consolidated balance sheet and an unaudited consolidated statement of income, without related notes, for such month prepared in accordance with GAAP.

     5.9 Indemnification; Insurance.
         --------------------------

          (a) For a period of six years after the Effective Time, Buyer agrees, to the extent permitted by applicable law and regulations, to indemnify and hold harmless the past and present directors and officers of Seller and its Subsidiaries (the "Indemnified Parties") for all acts or omissions occurring at or prior to the Effective Time to the same extent such persons are indemnified and held harmless under the respective Certificate of Incorporation, Charter or Bylaws of Seller and its Subsidiaries in the form in effect at the date of this Agreement. Buyer will provide, or cause to be provided, for a period of three years from the Effective Time, an insurance and indemnification policy that provides to those officers and directors of Seller and its Subsidiaries immediately prior to the Effective Time coverage no less favorable than as currently provided by Seller to such officers and directors, to the extent such insurance may be purchased or kept in full force therefor to the extent available at a cost not in excess of $12,000, that being approximately 150% of the current annual premium cost of Seller's existing directors and officers' insurance, single premium tail coverage with policy limits equal to Seller's existing annual coverage limits (provided, Buyer may substitute or cause Seller to substitute therefor to the extent available at a cost not in excess of 150% of the current annual premium cost of Seller's existing directors and officers' insurance, single premium tail coverage with policy limits comparable to Seller's existing annual coverage limits). At the request of Buyer, Seller shall use reasonable efforts to procure the insurance coverage referred to in the preceding sentence prior to the Effective Time.

          (b) In the event that Buyer or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

     5.10 Litigation Matters.  Seller will consult with Buyer about any proposed
          ------------------
settlement, or any disposition of, any litigation to which Seller or any of its Subsidiaries is a party.

     5.11 Employees and Employee Benefit Plans.
          ------------------------------------

          (a) Full time employees of Seller and Seller Bank who remain employed by Buyer after the Effective Time will be eligible to participate in benefit plans of Buyer that are generally available to its full-time employees on a uniform and non-discriminatory basis in accordance with and subject to the terms and provisions of such benefit plans, with credit for years of service with Seller or Seller Bank for the purpose of determining eligibility for participation, vesting and entitlement to vacation time and sick pay (but not for the purpose of accrual or restoration of benefits under any existing or future benefit plan of Buyer where benefits are calculated on an actuarial basis, including any qualified or non-qualified defined benefit plan or restoration plan). Contributions to (and accrual of benefits, to the extent applicable, if any, under) benefit plans of Buyer on behalf of continuing full-time employees of Seller and Seller Bank shall only relate to qualifying compensation earned by such employees after the Effective Time subject to the terms and provisions of such benefit plans. Buyer shall use its best efforts to cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the corresponding Seller group health plan) and eligibility waiting periods under its group health plans to be waived with respect to such participants and their eligible dependents.

          (b) To the extent that Buyer terminates the employment of any full time employee of Seller or Seller Bank other than for Cause within six months following the Effective Time, Buyer shall provide severance benefits in a cash amount equal to the greater of: (i) such employee's regular salary for a one week period (as in effect immediately prior to the Effective Time) multiplied by the total number of whole years of such employee's employment (up to a maximum of eight years) at Seller or Seller Bank; or (ii) the payment for the total number of unused sick leave days and vacation days credited to such employee as of the Effective Time on the records of the Seller at the employee's regular salary in effect as of the date of termination; provided, however that in no event shall Buyer have any obligation to provide severance benefits in accordance with this Section 5.11(b) to any Seller or Seller Bank employee whose termination of employment occurs due to resignation or discharge for Cause or who is entitled to severance benefits or the equivalent thereof under the terms of any other compensation plan or individual contract with Seller or Seller Bank.

          (c) Buyer agrees to honor the payout terms of all Previously Disclosed employment, deferred compensation and supplemental executive retirement agreements. Buyer agrees to expressly assume every such agreement which by its terms requires express assumption by a successor to Buyer. Such express assumption shall occur without further action by Buyer upon the completion of the Corporate Merger.

          (d) In the sole discretion of Buyer, payments made by it in full and complete satisfaction of obligations of Seller or Seller Bank under any Seller Employee Plan or under any agreement referred to in Section 5.11(b) or (c) shall be subject to the recipient's delivery to Buyer, of (i) a written acknowledgment signed by such recipient that the payment or payments and benefits to be made to him or her is in full and complete satisfaction of all liabilities and obligations thereunder of Seller, Seller Bank and/or Buyer, and each of their respective affiliates, directors, officers, employees and agents, and (ii) a release by such recipient of all such parties from further liability in connection with the particular Seller Employee Plan or agreement, as applicable.

          (e) As of the Effective Time, the Seller ESOP shall be terminated in accordance with its terms. Prior to the Effective Time, the Seller shall be permitted to make such changes to the Seller ESOP as it deems appropriate to carry out the provisions of this subsection and shall file a request for determination with the IRS with respect to the termination of the Seller ESOP. Any cash received by the Seller ESOP trustee in connection with the Corporate Merger with respect to the unallocated shares of Seller Common Stock shall be first applied by the Seller ESOP trustee to the full repayment of the Seller ESOP loan. The balance of the cash (if any) received by the Seller ESOP trustee in connection with the Corporate Merger with respect to the unallocated shares of Seller Common Stock shall be allocated to the accounts of all participants in the Seller ESOP who have accounts remaining under the Seller ESOP (whether or not such participants are then actively employed) and beneficiaries according to the terms of the Seller ESOP as earnings, unless otherwise required to be allocated as annual additions subject to the limitations of Section 415 of the Code. As soon as practicable after receipt of a favorable determination letter from the IRS with respect to termination, the assets of the Seller ESOP shall be distributed to participants and beneficiaries or transferred to an eligible individual retirement account as a participant or beneficiary may direct. Neither Seller nor any Seller Subsidiary shall be entitled to make any contributions to the Seller ESOP or payments on the Seller ESOP loan, except required contributions and payments for plan year 2004. At no time shall Seller or any Seller Subsidiary make any prepayments on the Seller ESOP loan.

          (f) No payments shall be made by Seller or Seller Bank to any director, officer or employee in accordance with any agreement, contract, plan or arrangement (including, but not limited to any employment agreement, severance arrangement, stock option, deferred compensation plan, vacation or leave plan or other compensation or benefits program), upon the termination of such agreement, contract, plan or arrangement or upon the termination of employment or service of such recipient with Seller or Seller Bank, except to the extent that such intended payments (i) have been set forth in the Seller Schedules furnished to Buyer at the date of this Agreement, (ii) upon not less than five business days prior written notice to Buyer of such intended payment,
(iii) upon delivery of a written acknowledgement and release executed by the recipient satisfactory to Buyer in form and substance, (iv) following the prior review of Buyer and (v)with a certification by Seller or Seller Bank's tax accountant and related work papers that such payment will not result in any payments from Seller or Seller Bank to the recipient that will exceed the amount that is tax deductible to Seller or Seller Bank under Sections 280G and 162(m) of the Code.

          (g) On or before April 1, 2004, Seller or Seller Bank will give such notice that may be required in order for Seller and Seller Bank to withdraw from participation in the Seller and Seller Bank defined benefit pension plans not later than effective as of June 30, 2004, and all related notices to participants and governmental agencies thereafter. Seller and Seller Bank shall cooperate with the Buyer and Buyer Bank in order to merge the Seller Bank 401(k) Plan with the Buyer Bank 401(k) Plan as soon as administratively feasible.

     5.12  Organization  of Merger  Sub.  Buyer  shall  cause  Merger  Sub to be
           ----------------------------
organized under the DGCL as soon as practicable hereafter. Following the organization, the Board of Directors of Merger Sub shall approve this Agreement and the Corporate Merger, whereupon Merger Sub shall become a party to, and be bound by, this Agreement, and Buyer shall approve this Agreement in its capacity as the sole stockholder of Merger Sub.

     5.13 Conforming Entries.
          ------------------

          (a) The Parties recognize that Buyer Bank and Seller Bank may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). Subject to applicable laws, from and after the date of this Agreement to the Effective Time, Seller, at Buyer's request, immediately prior to closing shall establish and take such reserves and accruals as Buyer shall reasonably request to conform the loan, accrual and reserve policies and the vacation and sick leave policies of Seller Bank to those policies of Buyer.

          (b) Subject to applicable laws and regulations, the Parties shall consult and cooperate with each other with respect to determining the amount and the timing for recognizing for financial accounting purposes Seller's expenses of the Transactions and the restructuring charges relating to or to be incurred in connection with the Transactions. Subject to applicable laws and regulations, Seller shall establish and take such accruals, reserves and charges in order to implement such policies and to recognize for financial accounting purposes such expenses of the Transactions and restructuring charges related to or to be incurred in connection with the Transactions, in each case at such times as are reasonably requested by Buyer.

          (c) No reserves,  accruals or charges  taken in  accordance  with this
Section 5.13 may be a basis to assert a violation of a breach of a representation, warranty or covenant of Seller herein. Seller is not required to take any such action that is not consistent with GAAP or regulatory accounting principles.

          (d) Notwithstanding the provisions at Section 5.13 herein, Buyer shall not be required to take such actions as detailed herein at Sections 5.13(a), (b) and (c) until such time that the Buyer shall certify to the Seller that all the conditions to Buyer's obligations to consummate the Corporate Merger set forth at Sections 6.1 and 6.3 hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing or otherwise to be dated at the Effective Time, the delivery of which shall continue to be conditions to Buyer's obligations to consummate the Corporate Merger) have been satisfied or waived.

     5.14 Integration of Policies. During the period from the date hereof to the
          -----------------------
Effective Time, Seller shall cause its and Seller Bank's directors, officers and employees to, and shall make all reasonable efforts to cause Seller Bank's data processing service providers to, cooperate and assist Buyer in connection with an electronic and systematic conversion of all applicable data regarding Seller Bank to Buyer's system of electronic data processing. In furtherance of the foregoing, Seller shall cause Seller Bank to make reasonable arrangements during normal business hours to permit representatives of Buyer to train Seller Bank employees in Buyer's system of electronic data processing.

     5.15 Disclosure Supplements. From time to time prior to the Effective Time,
          ----------------------
each Party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other Party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other Party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby. No such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

     5.16 Failure to Fulfill Conditions.  If a Party determines that a condition
          -----------------------------
to its obligations to consummate the Transactions may not be fulfilled, it will promptly notify the other Party. Each Party will promptly inform the other Party of any facts applicable to it that would be likely to prevent or materially delay approval of any of the Transactions by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of any of the Transactions.

     5.17  Environmental  Reports.  Seller  shall  provide to Buyer,  as soon as
           ----------------------
reasonably practical, but not later than 30 days after the date hereof (or within ten days after the acquisition or lease of any real property acquired or leased after the date hereof), a report of a phase one environmental investigation on real property owned or leased by Seller or its Subsidiaries (but excluding space in office or retail and similar establishments leased by Seller or its subsidiaries for automatic teller machines or bank branch facilities or other office uses where the space leased comprises less than 20% of the total space leased to all tenants of such property). If required by the phase one investigation in Buyer's reasonable opinion, Seller shall provide to Buyer, within 30 days of the receipt by Seller of the request of Buyer therefor, a report of a phase two investigation on properties requiring such additional study. Buyer shall have 10 business days to request Seller to obtain a phase two investigation report. Buyer shall have 10 business days from the receipt of any such phase two investigation report to notify Seller of any dissatisfaction with the contents of such report. Should the cost of taking all remedial or other corrective actions and measures (i) required by applicable law or reasonably likely to be required by applicable law, or (ii) recommended or suggested by such report or reports or prudent in light of serious life, health or safety concerns, in the aggregate, exceed the sum of $50,000 as reasonably estimated by an environmental expert retained for such purpose by Buyer and reasonably acceptable to Seller, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty, then Buyer shall have the right pursuant to
Section 7.1(g) hereof, for a period of ten business days following receipt of such estimate or indication that the cost of such actions and measures can not be so reasonably estimated, to terminate this Agreement, which shall be Buyer's sole remedy in such event. The costs of the phase one investigations, if any, shall be borne by Buyer. The costs of the phase two investigations, if any, shall be borne by Buyer.

     5.18 Voting  Agreements.  Each of Seller's and Seller Bank's  directors and
          ------------------
officers will enter into and deliver a voting agreement, a form of which is attached as Appendix D hereto, at the time Seller and Buyer enter into this Agreement.

     5.19 Advisory  Board of Directors.  As of the Effective  Time,  Buyer shall
          ----------------------------
establish an Advisory Board of Directors for the St. Landry Parish with monthly meetings for a period of not less than two years. Subject to the fiduciary duty of the Buyer, each of the directors of the Seller Bank will be appointed to such advisory board to be paid $750 per meeting attended.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

     6.1 Conditions  Precedent - The Parties.  The  obligations of each Party to
         -----------------------------------
effect the Corporate Merger shall be subject to satisfaction or waiver of the following conditions at or prior to the Effective Time.

          (a) The adoption of this Agreement by the requisite vote of the shareholders of Seller.

          (b) All approvals and consents from any Governmental Entity the approval or consent of which is required for the completion of the Transactions shall have been received and all statutory waiting periods in respect thereof shall have expired; and the Parties shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the completion of the Transactions and the failure of which to obtain would have the effects set forth in the following proviso clause; provided, however, that no approval or consent referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any condition or requirement that, in the aggregate, would so materially reduce the economic or business benefits of the Transactions to Buyer that had such condition or requirement been known, Buyer, in its reasonable judgment, would not have entered into this Agreement.

          (c) None of Buyer, Seller or Seller Bank shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal completion of the Transactions.

          (d) No proceeding initiated by any Governmental Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion any of the Transactions shall be pending.

     6.2 Conditions  Precedent - Seller. The obligations of Seller to effect the
         ------------------------------
Corporate Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Seller pursuant to Section 7.4 hereof.

          (a) The representations and warranties of Buyer set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and such representations and warranties shall, subject to the MAE Qualification, be true and correct as of the Closing Date as though made anew on and as of the Closing Date, unless the representation and warranty specifically relates to an earlier date.

          (b) Buyer shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

          (c) Buyer shall have delivered to Seller a certificate, dated the date of the Closing and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

          (d) Buyer shall have furnished Seller with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to Buyer as Seller may reasonably request.

     6.3 Conditions  Precedent - Buyer.  The  obligations of Buyer to effect the
         -----------------------------
Corporate Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Buyer pursuant to Section 7.4 hereof.

          (a) The representations and warranties of Seller set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and such representations and warranties shall, subject to the MAE Qualification, be true and correct as of the Closing Date as though made anew on and as of the Closing Date, unless the representation and warranty specifically relates to an earlier date.

          (b) Seller shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

          (c) Seller shall have delivered to Buyer a certificate, dated the date of the Closing and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

          (d) Seller shall have furnished Buyer with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to Seller as Buyer may reasonably request.

          (e) No more than 10% of the outstanding shares of Seller Common Stock shall be Dissenting Shares.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

     7.1 Termination.  This Agreement may be terminated by a written  instrument
         -----------
prior to the Effective Time:

          (a) by the mutual consent of the Boards of Directors of the Parties;

          (b) by the Board of Directors of the non-breaching Party if the other Party has breached in any material respect any of its covenants, agreements or representations and warranties, and such breach has not been cured within 30 days after written notice;

          (c) by the Board of Directors of either Party, (i) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order prohibiting the completion of the Transactions or (ii) if application for any necessary prior approval of a Governmental Entity is denied or withdrawn at the request or recommendation of the Governmental Entity, provided that such denial or request or recommendation for withdrawal is not due to the terminating Party's breach of any provision of this Agreement;

          (d) by the Board of Directors of either Party if the shareholders of Seller fail to adopt this Agreement at Seller's shareholder's meeting held to vote on this Agreement;

          (e) by the Board of Directors of either Party if the Effective Time has not occurred by the close of business on October 31, 2004, provided that the terminating Party is not then in breach in any material respect of any of its covenants, agreements or representations and warranties herein;

          (f) by the Board of Directors of Buyer if Seller's Board of Directors either (i) fails to recommend, or fails to continue its recommendation, that the shareholders of Seller vote in favor of the adoption of this Agreement, unless shareholders of Seller approve this Agreement, (ii) modifies, withdraws or changes in any manner adverse to Buyer its recommendation that the shareholders of Seller vote in favor of the adoption of this Agreement, unless shareholders of Seller approve this Agreement, or (iii) fails to hold the meeting of stockholders of Seller by August 31, 2004 ;

          (g) by the Board of  Directors  of Buyer to the  extent  permitted  by
Section 5.17; or

          (h) by the Board of Directors of Seller or Buyer within ten business days after Seller has received a Superior Offer if either of the following shall have occurred: (i) Buyer does not timely tender Buyer's Proposal increasing the Merger Consideration to the New Merger Consideration or (ii) Buyer does timely tender Buyer's Proposal but the Board of Directors of Seller determines pursuant to Section 5.7(d) that the New Merger Consideration is not at least equal to the Superior Offer.

     7.2 Effect of  Termination.  In the event that this Agreement is terminated
         ----------------------
pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (A) the provisions relating to confidentiality set forth in
Section 5.4(b),  termination fee set forth in Section 7.7, expenses set forth in
Section 8.1 and this Section 7.2, shall survive any such termination and (B) a termination pursuant to Section 7.1(b) shall not relieve the breaching Party from any liability or damages arising out of its willful breach of any provision of this Agreement giving rise to such termination.

     7.3   Survival  of   Representations,   Warranties   and   Covenants.   All
           --------------------------------------------------------------
representations, warranties, agreements and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive either Party (or any director, officer or controlling person of either Party) of any defense at law or in equity which otherwise would be available against the claims of any person, including any shareholder or former shareholder of either Party.

     7.4  Waiver.  Each Party by  written  instrument  approved  by its Board of
          ------
Directors and signed by an executive officer of such Party, may at any time (whether before or after adoption of this Agreement by the shareholders of Seller) extend the time for the performance of any of the obligations or other acts of the other Party hereto and may waive (a) any inaccuracies of the other Party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (b) compliance with any of the covenants, undertakings or agreements of the other Party, (c) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (d) the performance by the other Party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of Seller have adopted this Agreement, shall not modify either the amount or form of the consideration to be provided hereby to the holders of Seller Common Stock upon completion of the Corporate Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

     7.5 Amendment or Supplement.  This Agreement may be amended or supplemented
         -----------------------
at any time by mutual agreement of the parties hereto, subject to the proviso to
Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by or under the direction of the Board of Directors of each of the Parties.

     7.6  Specific  Performance.  The  Parties  acknowledge  and agree  that the
          ---------------------
Transactions contemplated herein are unique and that any remedy at law for breach is inadequate to compensate the aggrieved Party. Accordingly, each Party shall have the right to seek specific performance of this Agreement and the other Party's duties, obligations, covenants and agreements herein in order to cause the Transactions to be consummated. To this end, each Party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance or any other equitable relief.

     7.7  Termination  Fee. Due to expenses,  direct and  indirect,  incurred by
          ----------------
Buyer in negotiating and executing this Agreement and in taking steps to effect the Transactions, the loss by it of other opportunities, and as material inducement for Buyer agreeing to enter into this Agreement, Seller shall pay to Buyer, agreed upon termination fee of $375,000, within five days after written demand for payment is made by Buyer, following the occurrence of any of the events set forth below:

          (a) Buyer terminates this Agreement pursuant to Section 7.1(f);

          (b) the termination of this Agreement by Seller for any reason (other than a termination by Seller pursuant to Section 7.1(b) or (c)) prior to the date of the meeting of the shareholders of Seller to vote on this Agreement; or

          (c) the entering into a definitive agreement by Seller or Seller Bank relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving Seller or Seller Bank within 18 months after the termination of this Agreement by Buyer pursuant to Section 7.1(b) (less any damages paid to Buyer by Seller as a result of a breach of this Agreement), or Section 7.1(h).

          (d) Either party terminates this Agreement pursuant to Section 7.1(d) if, prior to the Seller's shareholder meeting held to vote on this Agreement, there has been an Acquisition Proposal.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1 Expenses. Each Party shall bear and pay all costs and expenses incurred
         --------
by it in connection with the Transactions, including fees and expenses of its own financial advisors, accountants and counsel.

     8.2 Entire  Agreement.  This Agreement  contains the entire agreement among
         -----------------
the Parties with respect to the Transactions and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the Parties, and their respective successors, any rights, remedies, obligations or liabilities.

     8.3 No  Assignment.  No Party may assign  any of its rights or  obligations
         --------------
under this Agreement.

     8.4  Notices.  All notices or other  communications  which are  required or
          -------
permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

         If to Buyer:

                  Teche Holding Company
                  1120 Jefferson Terrace
                  New Iberia, Louisiana 70562
                  Attention: Patrick O. Little, President
                  Fax: (337) 365-7130

         With a required copy to:

                  Malizia Spidi & Fisch, PC
                  1100 New York Avenue, N.W.
                  Suite 340 West
                  Washington, D.C. 20005
                  Attn:    John J. Spidi, Esq.
                  Fax:     (202) 434-4661

         If to Seller:

                  St.  Landry  Financial  Corporation
                  428  East  Landry  Street
                  Opelousas, Louisiana 70570
                  Attention: Wayne Gilmore, President
                  Fax: 337-948-1563

         With a required copy to:

                  Silver, Freedman & Taff, L.L.P.
                  1700 Wisconsin Avenue, NW
                  Washington, DC 20007
                  Attn:    Martin L. Meyrowitz, P.C.
                  Fax:     (202) 337-5502

     8.5 Alternative Structure.  Notwithstanding any provision of this Agreement
         ---------------------
to the contrary, Buyer may at any time modify the structure of the acquisition of Seller set forth herein, provided that (a) the consideration to be paid to the holders of Seller Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (b) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Entities or any other condition to the obligations of Buyer set forth in Sections 6.1 and 6.3 hereof.

     8.6  Interpretation.  The  captions  contained  in this  Agreement  are for
          --------------
reference purposes only and are not part of this Agreement.

     8.7  Counterparts.  This  Agreement  may  be  executed  in  any  number  of
          ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     8.8  Governing  Law. This  Agreement  shall be governed by and construed in
          --------------
accordance with the laws of the State of Louisiana applicable to agreements made and entirely to be performed within such jurisdiction.

     8.9 Severability. Any term, provision, covenant or restriction contained in
         ------------
this Agreement held to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                                TECHE HOLDING COMPANY

Attest:



/s/ W. Ross Little, Jr.         By: /s/ Patrick O. Little
-----------------------             -----------------------------------------
Secretary                           Patrick O. Little
                                    President




                                ST. LANDRY FINANCIAL  CORPORATION
Attest:



/s/ Anna Lee O. Dunbar          By: /s/ Wayne Gilmore
----------------------              -----------------------------------------
Secretary                           Wayne Gilmore
                                    President